PRATT-THOMAS, GUMB & CO., P.A.

CERTIFIED PUBLIC ACCOUNTANTS

AND BUSINESS ADVISORS

P.O. BOX 973(525 EAST BAY STREET, SUITE 100

CHARLESTON, SOUTH CAROLINA 29402

(843) 722-6443

(843) 723-2647 FAX

E-MAIL: cpa@p-tg.com

www.prattthomasgumb.com

BARRY D. GUMB	MEMBERS
HAROLD R. PRATT-THOMAS, JR.	AMERICAN INSTITUTE OF CPAS
LYNNE LORING KERRISON	THE AICPA ALLIANCE OF CPA FIRMS
ROY STRICKLAND	S.C. ASSOCIATION OF CPAS
PATRICIA B. WILSON
RUDOLPH S. THOMAS

CONSENT OF

PRATT-THOMAS, GUMB & CO., P.A.

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS

To the Stockholders

Piedmont Mining Company, Inc.

New York, NY

We consent to the use of our report dated April 12, 2006 (except for the fourth paragraph, as to which the date is September 1, 2006), with respect to the consolidated financial statements of Piedmont Mining Company, Inc. as of December 31, 2005 and 2004 and for the years then ended, in the Registration Statement on Form SB-2 (the "Registration Statement") and related Prospectus of Piedmont Mining Company, Inc. We also consent to the use of our report dated May 31, 2006 (except for the fourth paragraph, as to which the date is September 1, 2006) with respect to the consolidated financial statements of Piedmont Mining Company, Inc. as of March 31, 2006 and December 31, 2005 and for the three months ended March 31, 2006 and March 31, 2005, in the Registration Statement and related Prospectus of Piedmont Mining Company, Inc. We also consent to the use of our report dated August 3, 2006 (except for the fourth paragraph, as to which the date is September 1, 2006) with respect to the consolidated financial statements of Piedmont Mining Company, Inc. as of June 30, 2006 and December 31, 2005 and for the six months ended June 30, 2006 and June 30, 2005, in the Registration Statement and related Prospectus of Piedmont Mining Company, Inc. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.

PRATT-THOMAS, GUMB & CO., P.A.

By:        /s/ Rudolph S. Thomas

Name: Rudolph S. Thomas
Title:	Shareholder

Charleston, South Carolina

Dated: September 14, 2006